UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 11, 2024, the Company received notice from the Nasdaq Hearings Panel that it has granted the Company’s request for continued listing on the Nasdaq Stock Market, subject to the Company demonstrating compliance with Nasdaq’s market value of listed securities (“Market Value”) requirement, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Rule”) on or before May 20, 2024.

As previously reported, on November 20, 2023, the Nasdaq Listing Qualifications Staff (the “Staff”) notified the Company that it failed to satisfy the minimum $35 million Market Value threshold for the previous 30 consecutive business days and, as a result, no longer satisfied the requirements of the Rule. In accordance with the terms of the Mandatory Panel Monitor imposed on the Company by Nasdaq, Nasdaq did not grant the Company a grace period but rather issued a delist determination, which was stayed pending the Company’s appeal of the Staff’s delisting determination. On November 27, 2023, the Company requested a hearing, which was held on February 15, 2024.

The Rule requires that the Company maintain a closing Market Value of at least $35.0 million for a minimum of ten consecutive business days. There can be no assurance, however, that the Company will be able to timely comply with the terms of the Nasdaq Hearings Panel’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer